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                           RESTRICTED STOCK AGREEMENT


     THIS RESTRICTED STOCK AGREEMENT (this "Agreement") is made as of September 29, 2000 (the "Effective Date") between Harborside Healthcare Corporation, a Delaware corporation (the "Company"), and ____________ ("Grantee").

                                 R E C I T A L S

A. The Company adopted the Harborside Healthcare Stock Incentive Plan (the "Plan"), a copy of which has been delivered to Grantee.

B. The Company desires to grant Grantee a proprietary interest in the Company in order to encourage Grantee's contribution to the success and progress of the Company.

C. In accordance with the Plan, the Committee (as defined in the Plan) is willing to grant to Grantee Class C Shares, $0.01 par value per share ("Class C Shares"), of the Company, subject to the terms and conditions of the Plan and this Agreement.
                                   AGREEMENTS

1. Definitions. Capitalized terms used herein shall have the following meanings:

     "Act" means the Securities Act of 1933, as amended.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person will be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Restricted Stock Agreement.

     "Annual Valuation" has the meaning set forth in Section 4(c).

     "Approved Sale" means a transaction or a series of related transactions which results in a bona fide, unaffiliated change of economic beneficial ownership of the Company or its business of greater than 50% (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the Company), whether pursuant to the sale of the stock of the Company, the sale of the assets of the Company, or a merger or consolidation (other than a sale of stock by an Initial Stockholder to (i) another Initial Stockholder or affiliate thereof, or (ii) a non-U.S. entity with respect to which an Initial Stockholder or affiliate thereof has an administrative relationship).

     "Board" has the meaning set forth in Section 4(c).

     "Board of Directors" means the Board of Directors of the Company.

     "Cause," when used in connection with the termination of employment of the Grantee, has the meaning set forth in the employment agreement between the Company and the Grantee, or if there is no such employment agreement, means (a) conviction of the Grantee for a felony, or the entry by the Grantee of a plea of guilty or nolo contendere to a felony, (b) the commission of an act of fraud involving dishonesty for personal gain which is injurious to the Company, (c) the willful and continued refusal by the Grantee to substantially perform his duties with the Company (other than any such refusal resulting from his incapacity due to mental illness or physical illness or injury), after a demand for substantial performance is delivered to the Grantee by the Board of Directors, where such demand identifies the manner in which the Board of Directors believes that the Grantee has refused to substantially perform his duties and the passage of a reasonable period of time as specified by the Board of Directors for the Grantee to comply with such demand or (d) the willful engaging by the Grantee in gross misconduct injurious to the Company or its Subsidiaries.

     "Certificate   of   Incorporation"   means  the  Restated   Certificate  of
Incorporation  of  the  Company  setting  forth  the  rights,   preferences  and
privileges of and restrictions on the Class C Stock.

     "Class C Shares" has the meaning set forth in recital C.

     "Closing Date" means August 11, 1998

     "Company" is defined in the preamble.

     "Designated Price" equals $0.00 per share.

     "Effective Date" has the meaning set forth in the preamble.

     "Fair Market Value" means the value of a Share, as of the Termination Date, determined pursuant to Section 4(c).

     "Fiscal Year" means the fiscal year of the Company.

     "Good Reason" means, unless the Grantee shall have consented in writing thereto, any of the following:

(a) except as specifically provided in the Grantee's employment agreement, if any, the assignment to the Grantee of duties, or the assignment of the Grantee to a position, constituting a material diminution in the Grantee's role, responsibilities or authority compared with his role, responsibilities or authority on the Effective Date;

(b) a reduction by the Company in the Executive's base salary as in effect on the Effective Date as the same may be increased from time to time or a reduction of the potential annual bonus expressed as a percent of base salary (subject to attainment of goals, Board of Directors discretion and other conditions of the applicable bonus program) from the levels in effect on the Effective Date as the same may be increased from time to time;

(c) a demand by the Company to the Grantee to relocate to any place that exceeds a fifty (50) mile radius beyond the location at which the Grantee performed his duties on the Effective Date; or

(d) any material breach of this Agreement or any breach of the employment agreement between the Grantee and the Company, if any, on the part of the Company.

     "Grantee" has the meaning set forth in the preamble.

     "Initial Public Offering" means the sale of any of the common stock of the Company pursuant to a registration statement that has been declared effective under the Act, if as a result of such sale (i) the issuer becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the NASDAQ National Market System or is traded or quoted on any other national stock exchange or national securities system.

     "Initial Stockholders" means the stockholders of the Company who became stockholders as of the Closing Date (other than any such stockholders who are also employees of the Company or were stockholders of the Company prior to the Closing Date) and any transferees of such stockholders prior to an Initial Public Offering or an Approved Sale.

     "Permitted Transferee" has the meaning set forth in Section 3.

     "Person" means an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or a government or any department or agency thereof.

     "Repurchase Period" has the meaning set forth in Section 4(a).

     "Restricted Period" has the meaning set forth in Section 2(b).

     "Shares" has the meaning set forth in Section 2(a).

     "Subsidiary" means any joint venture, corporation, partnership or other entity as to which the Company, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits.

     "Termination Date" means the date on which Grantee ceases to be employed by the Company and all Subsidiaries for any reason.

     "Vested Shares" has the meaning set forth in Section 2(b) hereof.

2. Grant of Shares; Vesting; Forfeiture.

(a) The Company hereby grants and delivers, and Grantee hereby accepts, ______ Class C Shares (the "Shares") in consideration of (i) the performance of services by Grantee to the Company or a Subsidiary (ii) the cancellation the Stock Option Agreement (if any) dated as of August 11, 1998 between the Company and the Grantee, and (iii) the payment of $0.00.

(b) The Shares are subject to a restricted period (the "Restricted Period") which begins on the date of this Agreement, and expires with respect to one-third of the Shares on December 31, 2001 (the period beginning on the date of this Agreement and ending on December 31, 2001 shall be referred to as the "First Period"), one-third of the Shares on December 31, 2002 (the period beginning on the date immediately following the end of the First Period and ending on December 31, 2002 shall be referred to as the "Second Period") and the remaining one-third of the Shares on December 31, 2003 (the period beginning on the date immediately following the end of the Second Period and ending on December 31, 2003 shall be referred to as the "Third Period"); provided, that Grantee remains continuously employed by the Company or a Subsidiary through each such date. Shares for which the Restricted Period has expired are referred to herein as "Vested Shares." Upon any termination of Grantee's employment with the Company, all Shares which have not previously vested or which do not vest in connection with such termination pursuant to this Section 2(b), shall upon such termination of employment be forfeited and returned to the Company.

     Notwithstanding the foregoing, if Grantee's employment is terminated by the Company or a Subsidiary without Cause or Grantee terminates his or her employment with the Company for Good Reason, the Restricted Period with respect to a portion of the Shares which would have vested at the end of the then current period (i.e., First Period, Second Period or Third Period (the "Applicable Period")) shall be considered Vested Shares. The portion of such shares which shall be considered Vested Shares shall equal the total number of shares which would have vested had Grantee been employed by the Company at the end of the Applicable Period multiplied by a fraction, the numerator of which equals the number of days which have elapsed in the Applicable Period (through the Termination Date) and the denominator of which equals the total number of days in the Applicable Period. In addition, upon consummation of an Approved Sale (which occurs prior to an Initial Public Offering), the Restricted Period with respect to all of Grantee's outstanding unvested Shares shall expire and such Shares shall be considered Vested Shares.


3. Restrictions on Transfers of Shares.

     Subject to Section 4 hereof, prior to an Initial Public Offering or an Approved Sale, or, if later, prior to the expiration of the Restricted Period, the Shares shall not be transferable by the Grantee except to (a) his spouse, child, estate, personal representative, heir or beneficiary, (b) a trust for the benefit of the Grantee or his spouse, child or heir, or (c) a partnership, the partners of which consist solely of the Grantee and/or his spouse, child, heir, and/or successor (each, a "Permitted Transferee"). More particularly (but without limiting the generality of the foregoing), the Shares may not be assigned, transferred (except as set forth in the previous sentence), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. This Agreement shall be binding on and enforceable against any person who is a Permitted Transferee of the Shares, and, for purposes of Sections 3, 4 and 5, the rights and obligations relating to Shares owned by Grantee shall extend as well to Shares owned by Permitted Transferees of Grantee and, unless the context otherwise requires, each reference to Grantee in said Sections shall encompass also Permitted Transferees of Grantee. Grantee may deliver to the Company an executed beneficiary designation form (which beneficiary may be changed by subsequently delivering another executed beneficiary form); provided, however, that if Grantee fails to deliver an executed beneficiary form, the beneficiary listed in Grantee's life insurance policy with his employer shall be his beneficiary under this Agreement. The stockholders' register of Company shall bear a legend referring to this Agreement and the restrictions contained herein.

4. Repurchase of Shares.

(a) Subject to Section 4(b), in the event that Grantee ceases to be employed by the Company or a Subsidiary prior to an Initial Public Offering or an Approved Sale, the Company, during the sixty (60) day period following Grantee's Termination Date (the "Repurchase Period"), shall have a right to purchase the Vested Shares (the "Repurchase Right"). This Repurchase Right shall be freely assignable by the Company to an Affiliate of the Company or to Investcorp Bank E.C. and its Affiliates or any other entity with whom Investcorp Bank E.C. or any Affiliate thereof has an administrative relationship. The purchase price for each Vested Share shall equal the Fair Market Value, or, if the Company or a Subsidiary terminates Grantee for Cause, the lower of Designated Price and Fair Market Value. If the Company elects to purchase (or permits a designated assignee to purchase) the Vested Shares, it shall notify Grantee at or before the end of the Repurchase Period of such election and the purchase price shall be paid in cash at a time set by the Company within thirty (30) days after the end of the Repurchase Period, provided that Grantee has executed the transfer documents required under applicable law. If Grantee fails to execute the required transfer documents, the Vested Shares represented thereby shall be deemed to have been purchased upon (i) the payment by the Company of the purchase price to Grantee or his Permitted Transferee or (ii) notice to Grantee or such Permitted Transferee that the Company is holding the purchase price for the account of Grantee or such Permitted Transferee, and upon such payment or notice Grantee and such Permitted Transferee will have no further rights in or to such Shares. If the Company does not purchase the Vested Shares, the restrictions on transfer thereof contained in
     Section 3 of this Agreement shall terminate and be of no further force and effect.

(b) In the event that, on the Termination Date, Grantee owns Vested Shares which have been vested for less than six (6) months, the sixty (60) day Repurchase Period for such Vested Shares will not commence on the Termination Date but rather will commence on the first date on which all such Vested Shares have been owned by Grantee for six (6) months.

(c) The Fair Market Value of Vested Shares to be repurchased by the Company or its designated assignee, as applicable, pursuant to Section 4 shall be determined in good faith by the Board of Directors (or a committee thereof appointed by the Board of Directors) (the "Board"). The Board shall make its determination of Fair Market Value annually (the "Annual Valuation") within thirty (30) days following the completion of the Company's audited financial statements for the year then completed and such determination shall remain in effect until the Board makes the next Annual Valuation. Notwithstanding the foregoing, if the Board or an investment banker or appraiser appointed by the Company makes a determination of Fair Market Value subsequent to an Annual Valuation, such subsequent determination shall supersede the Annual Valuation then in effect and shall establish the Fair Market Value until the next Annual Valuation. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of the Company (without reduction for minority interest or lack of liquidity of the Vested Shares or similar discount). If such determination of the Fair Market Value is challenged by Grantee, a mutually acceptable investment banker or appraiser shall establish the Fair Market Value as of the date of valuation referenced in the Annual Valuation or a subsequent determination. The investment banker's or appraiser's determination shall be conclusive and binding on the Company and Grantee. Upon request by Grantee, the Company shall make available to Grantee a description of the methodology employed by the investment banker or appraiser in making the determination of Fair Market Value, which description shall include, to the extent relevant, a listing of companies used in comparing market and transaction valuations, the range of multiples applied, and the terminal valuation, discount factor and multiples used in any discounted cash flow analysis. The Company shall bear all costs incurred in connection with the services of such investment banker or appraiser unless (i) the Fair Market Value established by such investment banker or appraiser is less than or equal to 120% but more than 110% of the determination challenged by Grantee, in which case Grantee shall promptly pay or reimburse the Company fifty percent (50%) for such costs, or (ii) the Fair Market Value established by such investment banker or appraiser is equal to or less than 110% of the determination challenged by Grantee, in which case Grantee shall promptly pay or reimburse the Company for one hundred percent (100%) of such costs. If Grantee and the Company cannot agree upon an investment banker or appraiser, they shall each choose an investment banker or appraiser and the two shall choose a third investment banker or appraiser who shall establish the Fair Market Value.

(d) The Grantee shall not be considered to have ceased to be employed by the Company, the Company or a Subsidiary for purposes of this Agreement if he or she continues to be employed by any company in the Company.

(e) Subject to Certificate of Incorporation. The Grantee acknowledges that the Shares are subject to the terms of the Certificate of Incorporation.

5. Representations and Acknowledgments of Grantee.

(a)  Grantee hereby represents and warrants to the Company as follows:

(i) Grantee is acquiring the Shares for investment for his own account and without a view to further distribution of the Shares.
(ii) Grantee is key employee of the Company and has been given access to all information that Grantee considers necessary to make an investment decision as to the Shares.

(b) Grantee hereby acknowledges to the Company as follows: The Shares are being transferred to Grantee without registration under the Act pursuant to exemptions from registration thereunder. Grantee cannot transfer the Shares except pursuant to an effective registration statement or an exemption from registration under the Act and except as provided in this Agreement.

6. Governing Law. All terms of and rights under this Agreement shall be governed by and construed in accordance with the internal laws of New York without giving effect to principles of conflicts of law.

7. Notices. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

         If to the Company to:

                  Harborside Healthcare
                  One Beacon
                  Boston, Massachusetts 02108
                  Attention:  Chief Financial Officer
                  With a copy to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue, 48th Floor
                  New York, NY 10166
                  Attention:  E. Michael Greaney, Esq.

         If to Grantee to the address set forth below Grantee's signature below.

8. Amendments and Waivers. This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by the party to be charged.

9. Capitalizations, Exchanges, Etc. Affecting Shares; Adjustment of Designated Price. The provisions of this Agreement shall apply to any and all shares of capital stock of Company or any successor or assign of Company that may be issued in respect of, in exchange for, or in substitution of, the Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, Consolidation Transaction or otherwise, other than an Approved Sale. Nothing herein shall prohibit or restrict Company from taking any corporate action or engaging in any corporate transaction of any kind, including, without limitation, any merger, consolidation, liquidation or sale of assets.

10. Plan Controls. The Shares granted under this Agreement are subject to, and the Company and Grantee agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment shall be effective as to the Shares (except to the extent necessary for the Shares to comply with applicable tax or securities laws) without Grantee's consent insofar as it may adversely affect Grantee's rights under this Agreement.

11. Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

12. Separability. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

13. Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

15. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

16. Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

17. Not An Employment Contract. Nothing in this Agreement or any other instrument executed pursuant hereto shall confer upon Grantee any right to continue in the employ of the Company or any Subsidiary or shall affect the right of the Company or any Subsidiary to terminate the employment of Grantee with or without Cause.

18. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.





IN WITNESS WHEREOF, this Agreement is entered into as of the date first above written.


               HARBORSIDE HEALTHCARE CORPORATION



               By:___________________________________________________________
                   Name:
                   Title:


               GRANTEE

               ------------------------------------------------------------
               Name:


               Address:_______________________________
               ======================================



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